        Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

                                                                     EXHIBIT 5.1
                                                                     -----------

                               September 30, 1996

On Assignment, Inc.
26651 West Agoura Road
Calabasas, California  91302

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        We have examined the Registration Statement on Form S-3 originally filed by On Assignment, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") on September 30, 1996, as thereafter amended or supplemented (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of up to 78,702 shares of the Company's Common Stock (the "Shares") by certain stockholders of the Company (the "Selling Stockholders"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the registration under the Act of the offer and sale of the Shares by the Selling Stockholders.

        It is our opinion that, upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the offer and sale of the Shares by the Selling Stockholders and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.

        We consent to the use of this opinion as an exhibit to said Registration Statement, and further consent to the use of our name under the caption "Legal Matters" in said Registration Statement, including the prospectus constituting a part thereof, and in any amendment or supplement thereto.

                                        Very truly yours,

                                        /s/ Gunderson Dettmer Stough Villeneuve
                                            Franklin & Hachigian, LLP

                                            Gunderson Dettmer Stough Villeneuve
                                            Franklin & Hachigian, LLP